Exhibit 99.1

Gain Therapeutics Reports Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

BETHESDA, MD, December 28, 2021 (GLOBE NEWSWIRE) -- Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a biotechnology company focused on identifying and optimizing allosteric binding sites never before targeted in neurodegenerative diseases and lysosomal storage disorders, today announced the grant of an option to purchase 200,000 shares of the Gain’s common stock and of 200,000 restricted stock units of Gain’s common stock to Matthias Alder, its Chief Operating Officer. These awards were approved by the Compensation Committee of Gain’s Board of Directors and granted under the Gain Therapeutics, Inc. 2021 Inducement Equity Incentive Plan, with a grant date of December 23, 2021, as an inducement material to Mr. Alder to enter into an employment with Gain, in accordance with Nasdaq Listing Rule 5635(c)(4).

The stock options vest over four years, with one-fourth (1/4th) of the shares subject to the option vesting on the first anniversary of Mr. Alder’s employment start date (the “Initial Vesting Date”) and the remaining three-fourths (3/4ths) of the shares subject to the option vesting in a series of thirty-six (36) successive equal monthly installments on each subsequent monthly anniversary of the Initial Vesting Date, subject to the employee being continuously employed by the Company as of such vesting dates. The stock options have a ten-year term and an exercise price of $5.86 per share, equal to the per share closing price of the Company’s common stock on December 22, 2021. The restricted stock units vest on specified performance conditions based on the achievement of business development targets and clinical development targets.

The Company is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is positioned at the confluence of technology and healthcare and focused on redefining drug discovery with its SEE-Tx™ target identification platform. By identifying and optimizing allosteric binding sites that have never before been targeted, Gain is unlocking new treatment options for difficult-to-treat disorders characterized by protein misfolding. Gain was established in 2017 with the support of its founders and institutional investors. It has been awarded funding support from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) and The Silverstein Foundation for Parkinson’s with GBA, as well as from the Eurostars-2 joint program with co-funding from the European Union Horizon 2020 research and Innosuisse.

For more information, please visit https://www.gaintherapeutics.com

Forward-Looking Statements

Any statements in this release that are not historical facts may be considered to be “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Such statements include, but are not limited to, the achievement of vesting conditions of equity incentive grants. Some of the potential risks and uncertainties that could cause actual results to differ from those expected include Gain’s ability to: make commercially available its products and technologies in a timely manner or at all; enter into strategic alliances, including arrangements for the development and distribution of its products; obtain intellectual property protection for its assets; accurately estimate and manage its expenses and cash burn and raise additional funds when necessary. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Gain does not undertake any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Investor & Media Contacts:

Investor Contact:

Daniel Ferry

LifeSci Advisors

+1 (617) 430-7576

daniel@lifesciadvisors.com

Media Contact:

Joleen Schultz

Joleen Schultz & Associates

+1 760-271-8150

joleen@joleenschultzassociates.com